Exhibit 10.9

Sales Framework Agreement

Contract No：SWRZNG202212001

Place of signing ：Fenggang Kangjia

Buyer: Shenzhen Sowell Technology Development Co., LTD

Address: 505-3 Shenzhen Integrated Circuit Design Application Industrial Park, No. 1089 Chaguang Road, Nanshan District, Shenzhen

Contact: Yue Zhu

Contact number: +86-18666229629

Seller: Shenzhen Zhongnan High-tech Co., LTD

Address: Room 401, No. 9 West Lake Industrial Park, Yuanshan Street, Longgang District, Shenzhen

Contact: Zhipeng Yang

Contact number: +86-13760220250

Based on the principle of “equality, voluntariness and mutual benefit”, the buyer and the seller agree to sell the liquid crystal display screen (hereinafter collectively referred to as the “Product”) to the buyer, and sign this contract and abide by it.

1. Name, specification, unit price, quantity and price of the goods

1.1	The Buyer shall purchase [LCD screen] goods from the Seller, and the specific name of the goods shall be subject to the order.While line element

1.2	The Buyer shall purchase the goods from the Seller according to its actual needs, including specifications, styles, unit price, quantity, delivery time and special requirements, etc. The order issued by the Buyer to the Seller shall prevail, and other rights and obligations shall be performed in accordance with provisions hereof. The order is subject to confirmation by the party. Scanned copies and faxed copies of orders are valid.

1.3	The purchase price shall include all the costs payable by the Buyer to the Seller, including but not limited to the purchase price, taxes, freight, insurance, incidental charges and other costs incurred by the Buyer for delivery to the place of receipt designated by the Buyer.

2. Quality and acceptance standards

2.1	The quality standard of the goods shall not be lower than the national or/and industrial standard of the goods or/and shall be carried out according to the sample standard provided by the seller to the buyer. If the order confirmed by both parties has other quality standards, the quality of the goods must meet the order standards at the same time.

2.2	The goods supplied by the Seller and their packaging shall strictly comply with all applicable laws and regulations of China and the chemical substances pipe stipulated by the industry

2.3	Acceptance criteria: The outer package is the original package, and the package is in good condition

3. Time and place of delivery

The seller shall deliver the goods to the Buyer or the consignee designated by the Buyer on time according to the delivery time and place stipulated in the order, provide the relevant list and information of the goods, and handle the delivery procedures with the buyer or the consignee designated by the buyer. Other specific delivery requirements shall be implemented according to the actual requirements of the buyer.

4. Transportation, expenses and risk bearing

The Seller shall bear the freight, transportation risks and insurance costs incurred when the goods are delivered to the named place of delivery. The Seller shall be liable for the risk of damage or loss of the goods before the Buyer or the consignee designated by the Buyer signs for receipt of the goods. After the Buyer or the consignee designated by the Buyer has signed for the delivery of the goods, the Buyer shall bear the risk responsibility for the damage and loss of the goods.

5. Payment and settlement

5.1	Fee Settlement: Bank wire transfer Within [15] days, the Seller shall provide a special VAT invoice and related statement with a tax rate of [13] %.

5.2	The specific payment time shall be subject to the terms signed in the purchase and sales contract.

6. Quality assurance and after-sales service

When accepting the goods, the buyer shall immediately notify the Seller if the goods are damaged, deformed or corroded due to inconsistency in quantity and weight, damage to outer packing or rain, etc., and the Buyer shall have the right to reject the goods. The Seller shall resend the goods or refund the goods as required by the Buyer.

Quality objection: If the buyer has any objection to the quality of the goods after receiving the goods, it may raise a written objection to the seller, and the seller shall give the handling opinion within 5 days. If the quality of the goods is confirmed to be inconsistent, the seller shall be responsible for the return or replacement of the goods, and the transportation and miscellaneous charges arising from the return or replacement shall be borne by the seller. In case of any dispute between the parties over the quality of the goods, the parties may entrust a third-party testing institution recognized by both parties to conduct testing and evaluation, and the report issued by the inspection department shall be the final test result. The testing fee shall be paid by the seller in advance. If the test result fails, the testing fee shall be borne by the Seller. If the test result is qualified, the test fee shall be borne by the buyer.

7. Liability for breach of contract

7.1	If either party breaches this Contract, the breaching party shall bear the losses caused to the other party.

7.2	If the Seller delays delivery of the goods, the buyer shall have the right to require the seller to pay liquidated damages equal to 0.1% of the total price for each day overdue; If the order is overdue for more than 30 days, the buyer shall have the right to cancel the order and the seller shall refund the amount paid.

8. Term and Termination

8.1	The Contract shall be valid until December 15, 2023 If both parties terminate this Contract without a written notice from either party one month prior to the termination date of this Contract, this Contract shall be automatically renewed for another year.

8.2	Orders under this Contract shall be issued within the validity period of the Contract. If the Contract expires and the order is not completed, the contract shall continue to be performed

9. Others

9.1	Both parties shall not, without the written permission of the other party, disclose to a third party the technology, invention, design, appearance, price, financial status, trade secrets and other confidential information of the parties known in connection with the Contract and the attachments, nor use it for purposes other than the performance hereof without legal reasons. Termination of this Contract shall not waive the confidentiality obligations of either party.

9.2	If no agreement can be reached through negotiation on any dispute arising from the performance of this Contract, either party may bring a lawsuit to the people’s court at the place where this Contract is signed according to law.The prevailing party shall have the right to require the other party to pay reasonable expenses incurred in the settlement of the dispute, including but not limited to legal costs, attorney representation, security fees, appraisal fees, enforcement fees, etc.

9.3	The Contract shall come into force upon being signed and sealed by both parties. The contract shall be valid from December 16, 2022 to December 15, 2023 . This contract is made in two originals, with one held by the buyer and one held by the seller, both of which have the same legal effect.

9.4	The mailing address and addressee set forth herein shall be the address and addressee for service of notices or documents (including litigation legal documents) of both parties. If a notice or document sent by one party to the other party is delivered by post or electronic mail, the third day after Posting or sending the mail shall be deemed to be the day of service, which shall be postponed in case of non-working days; If the notice or document is returned by the postal department or mail system, the date of return shall be deemed to be the date of service.

9.5	The attachments hereto are an integral part of the Contract and have the same legal effect as the Contract.

seller(seal): Shenzhen Sowell Technology Development Co., LTD

Authorized representative：Yue Zhu

Date of contract: December 16, 2022

Buyer (seal): Shenzhen Zhongnan High-tech Co., LTD

Authorized representative：Zhipeng Yang

Date of contract: December 16, 2022

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